Exhibit 99.1

May 14, 2024

SmartStop Self Storage REIT, Inc. Reports First Quarter 2024 Results

LADERA RANCH, CA – May 14, 2024 – SmartStop Self Storage REIT, Inc. (“SmartStop” or “the Company”), a self-managed and fully-integrated self storage company, announced its overall results for the three months ended March 31, 2024.

“On the heels of the strongest 36-month period in the history of the self storage industry and in conjunction with slowing economic growth, our sector’s occupancy, same-store NOI growth and overall results have continued to normalize,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “However, demand for the self storage sector is dynamic with drivers that function in a multitude of economic environments, and the self storage customer remains strong across the U.S. and Canada. Improving customer demand and moderating move out trends give us confidence as we enter our peak rental season from a position of strength, with same-store occupancy at 92.4% at the end of March. We are confident in the ability of the SmartStop platform and team to deliver strong results for our stockholders in 2024 and beyond.”

Three Months Ended March 31, 2024 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $4.6 million. This represents a decrease in the Company’s earnings of approximately $3.3 million when compared to the same period in 2023. Net loss per Class A and Class T shares (basic and diluted) was $0.05, an increase in net loss per share of $0.03 as compared to the same period in 2023.
•
Total self storage-related revenues were approximately $52.7 million, a decrease of approximately $0.8 million when compared to the same period in 2023.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $11.1 million, a decrease of approximately $4.5 million when compared to the same period in 2023.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.10, a decrease of $0.04 when compared to the same period in 2023.
•
Same-store revenues and net operating income (“NOI”) decreased by 1.7% and 4.1%, respectively, compared to the same period in 2023, while same-store expenses increased by 3.5% compared to the same period in 2023.
•
Same-store average physical occupancy decreased by 0.4% to 92.5% compared to the same period in 2023.
•
Same-store annualized rent per occupied square foot was approximately $19.49, a decrease of approximately $0.18 when compared to the same period in 2023.

External Growth

During the quarter, the Company opened an 87,700 square foot, 900 unit storage facility in the Town of Whitby in the Greater Toronto Area of Ontario. The facility was developed in partnership with SmartCentres (TSX: SRU.UN). This is SmartStop’s 32nd owned or managed operating location in the Greater Toronto Area and 34th in Canada.

Subsequent to quarter end, the Company announced the acquisition of a self storage property in Colorado Springs, Colorado, its second property in the Colorado Springs market. The property comprises 480 storage units and approximately 100 RV parking spaces, as well as additional land available for expansion.

Capital Market Activities

In February, the Company entered into an amended and restated multi-currency revolving credit facility (the “2024 Credit Facility”) of up to $650 million with a syndicate of banks led by KeyBank National Association, Bank of Montreal, JPMorgan Chase Bank, N.A., M&T Bank, Truist Bank and Wells Fargo Bank, N.A. The 2024 Credit Facility replaced the Company’s Credit Facility that it entered into in March of 2021, and the Company immediately drew down an aggregate amount of $576 million, which was used primarily to pay off the amounts outstanding under the Credit Facility. The 2024 Credit Facility has an accordion feature permitting expansion of the 2024 Credit Facility up to a total capacity of $1.5 billion, subject to certain conditions. The 2024 Credit Facility has a three-year term with a maturity date of February 22, 2027 and a one-year extension option. Borrowings under the 2024 Credit Facility may be in either U.S. dollars or Canadian dollars at SmartStop’s election. Initial advances under the 2024 Credit Facility bear interest at a pricing grid consistent with the previous revolving credit facility. The 2024 Credit Facility is secured by a pledge of equity interests in certain of SmartStop’s property owning subsidiaries. SmartStop can elect to release the pledges upon the achievement of certain financial conditions, making the 2024 Credit Facility fully unsecured and resulting in a reduction in the applicable credit spread, among other changes.

In March, the Company entered into a term loan (the "2027 NBC Loan") with National Bank of Canada (“NBC”) as administrative agent, and certain other lenders. The 2027 NBC Loan has aggregate borrowings of $75 million CAD and is secured by five Canadian properties, four of which were previously included in the borrowing base of the 2024 Credit Facility. The net proceeds from the 2027 NBC Loan were used to pay down the 2024 Credit Facility by approximately $55.1 million USD. The 2027 NBC Loan has a maturity date of March 7, 2027, and carries a floating interest rate that has been fixed using an interest rate swap to a rate of 6.42%.

Managed REIT Platform Update

SmartStop, through an indirect subsidiary, serves as the sponsor of Strategic Storage Growth Trust III, Inc. (“SSGT III”) and Strategic Storage Trust VI, Inc. (“SST VI” and together with SSGT III, the “Managed REITs”). SmartStop receives asset management fees, property management fees, acquisition fees, and other fees and also receives substantially all of the tenant protection program revenue earned by the Managed REITs, which had a combined portfolio of 31 operating properties and approximately 24,500 units and 2.7 million rentable square feet at quarter end. Assets under management for the Managed REITs was $730.2 million at quarter end. SmartStop also manages one additional property, not owned by the Managed REITs.

Additionally, SmartStop has made investments in the Managed REITs in the form of mezzanine loans, notes, subordinated limited partnership interests, and preferred limited partnership interests in the operating partnerships of the respective Managed REITs.

Declared Distributions

On March 28, 2024, our board of directors declared a distribution rate for the month of April 2024 of approximately $0.0492 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on April 30, 2024. Such distributions payable to each stockholder of record will be paid the following month.

On April 19, 2024, our board of directors declared a distribution rate for the month of May 2024 of approximately $0.0508 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on May 31, 2024. Such distributions payable to each stockholder of record will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

investors.smartstopselfstorage.com

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2024 (Unaudited)	December 31, 2023
ASSETS
Real estate facilities:
Land	$429,987,849	$430,868,563
Buildings	1,398,893,933	1,401,981,394
Site improvements	91,775,505	91,896,415
	1,920,657,287	1,924,746,372
Accumulated depreciation	(268,458,218)	(255,844,284)
	1,652,199,069	1,668,902,088
Construction in process	8,338,093	5,976,946
Real estate facilities, net	1,660,537,162	1,674,879,034
Cash and cash equivalents	39,157,898	45,079,371
Restricted cash	6,913,534	8,347,805
Investments in unconsolidated real estate ventures	36,155,596	35,831,600
Investments in and advances to Managed REITs	36,070,661	34,390,866
Deferred tax assets	4,539,378	4,449,665
Other assets, net	23,656,576	21,701,107
Intangible assets, net of accumulated amortization	1,108,769	1,170,100
Trademarks, net of accumulated amortization	15,735,294	15,770,588
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	8,878,424	377,258
Total assets	$1,886,396,623	$1,895,640,725
LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Debt, net	$1,093,200,523	$1,087,401,334
Accounts payable and accrued liabilities	38,256,292	28,977,714
Due to affiliates	415,980	415,980
Distributions payable	8,881,526	9,155,808
Deferred tax liabilities	6,106,530	6,193,675
Total liabilities	1,146,860,851	1,132,144,511
Commitments and contingencies
Redeemable common stock	68,311,548	71,277,195
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively, with aggregate liquidation preferences of $203,107,924 and $203,150,685 at March 31, 2024 and December 31, 2023, respectively	196,356,107	196,356,107
Equity:
SmartStop Self Storage REIT, Inc.:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 88,869,543 and 88,761,135 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	88,870	88,762
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 8,127,815 and 8,113,827 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	8,128	8,114
Additional paid-in capital	894,796,414	894,856,554
Distributions	(338,633,835)	(324,190,556)
Accumulated deficit	(171,918,215)	(167,270,293)
Accumulated other comprehensive income	432,640	847,183
Total SmartStop Self Storage REIT, Inc. equity	384,774,002	404,339,764
Noncontrolling interests in our Operating Partnership	90,068,769	91,488,207
Other noncontrolling interests	25,346	34,941
Total noncontrolling interests	90,094,115	91,523,148
Total equity	474,868,117	495,862,912
Total liabilities, temporary equity and equity	$1,886,396,623	$1,895,640,725

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Revenues:
Self storage rental revenue	$50,469,142	$51,276,898
Ancillary operating revenue	2,192,633	2,190,622
Managed REIT Platform revenue	2,734,207	2,276,535
Reimbursable costs from Managed REITs	1,646,075	1,391,210
Total revenues	57,042,057	57,135,265
Operating expenses:
Property operating expenses	17,389,955	16,533,452
Managed REIT Platform expenses	851,187	549,936
Reimbursable costs from Managed REITs	1,646,075	1,391,210
General and administrative	7,426,164	6,536,626
Depreciation	13,584,398	13,272,271
Intangible amortization expense	73,065	1,919,705
Acquisition expenses	70,876	31,190
Total operating expenses	41,041,720	40,234,390
Income from operations	16,000,337	16,900,875
Other income (expense):
Equity in earnings (losses) from investments in JV Properties	(329,092)	(405,111)
Equity in earnings (losses) from investments in Managed REITs	(451,562)	(233,025)
Other, net	507,515	750,978
Interest expense	(16,553,242)	(14,703,897)
Loss on debt extinguishment	(471,166)	—
Income tax expense	(342,303)	(277,220)
Net income (loss)	(1,639,513)	2,032,600
Net (income) loss attributable to noncontrolling interests	99,515	(340,365)
Less: Distributions to preferred stockholders	(3,107,924)	(3,082,192)
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(4,647,922)	$(1,389,957)
Net loss per Class A & Class T share – basic and diluted	$(0.05)	$(0.02)
Weighted average Class A shares outstanding – basic and diluted	88,714,643	88,735,173
Weighted average Class T shares outstanding – basic and diluted	8,117,260	8,085,550

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES NON-GAAP MEASURE –

COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

	Three Months Ended March 31 (Unaudited)
	2024	2023
Net loss (attributable to common stockholders)	$(4,647,922)	$(1,389,957)
Add:
Depreciation of real estate	13,309,061	13,056,494
Amortization of real estate related intangible assets	—	1,846,709
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	538,307	502,157
Deduct:
Adjustment for noncontrolling interests in our Operating Partnership (1)	(1,652,942)	(1,788,059)
FFO (attributable to common stockholders)	$7,546,504	$12,227,344
Other Adjustments:	—	—
Intangible amortization expense - contracts (2)	73,065	72,996
Acquisition expenses (3)	70,876	31,190
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	79,166	52,501
Accretion of fair market value of secured debt	3,230	3,230
Foreign currency and interest rate derivative (gains) losses, net (4)	(111,067)	384,747
Offering related expenses (5)	326,665	—
Adjustment of deferred tax assets and liabilities (2)	217,882	120,287
Sponsor funding reduction (6)	180,846	—
Amortization of debt issuance costs (2)	801,883	710,351
Net loss on extinguishment of debt (7)	471,166	—
Adjustment for noncontrolling interests in our Operating Partnership (1)	(252,758)	(159,592)
FFO, as adjusted (attributable to common stockholders) (8)	$9,407,458	$13,443,054
FFO (attributable to common stockholders)	$7,546,504	$12,227,344
Net income (loss) attributable to the noncontrolling interests in our Operating Partnership	(208,869)	232,943
Adjustment for noncontrolling interests in our Operating Partnership(1)	1,652,942	1,788,059
FFO (attributable to common stockholders and OP unit holders)	$8,990,577	$14,248,346
FFO, as adjusted (attributable to common stockholders)	$9,407,458	$13,443,054
Net income (loss) attributable to the noncontrolling interests in our Operating Partnership	(208,869)	232,943
Adjustment for noncontrolling interests in our Operating Partnership(1)	1,905,700	1,947,651
FFO, as adjusted (attributable to common stockholders and OP unit holders) (8)	$11,104,289	$15,623,648

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests in our Operating Partnership.

(2) These items represent the amortization, accretion, or adjustment of intangible assets, debt issuance costs, or deferred tax assets and liabilities.

(3) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with our capitalization policy.

(4) This represents the mark-to-market adjustment for our derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to our foreign equity investments not classified as long term.

(5) Such costs relate to our filing of a registration statement on Form S-11 and our pursuit of a potential offering of our common stock. As this item is non-recurring and not a primary driver in our decision-making process, FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

(6) Pursuant to the Sponsor Funding Agreement, SmartStop funds certain costs of SST VI's share sales, and in return receives Series C Units in Strategic Storage Operating Partnership VI, L.P. The excess of the funding over the value of the Series C Units received is accounted for as a reduction of Managed REIT Platform revenues from SST VI over the remaining estimated term of the management contracts with SST VI. See Note 2 – Summary of Significant Accounting Policies to the Consolidated Financial Statements of SmartStop's form 10-Q for the three months ended March 31, 2024. FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

(7) The net loss associated with the extinguishment of debt includes prepayment penalties, defeasance costs, the write-off of unamortized deferred financing fees, and other fees incurred.

(8) Our calculation of FFO, as adjusted was modified in the period ended March 31, 2024, to add back the amortization of debt issuance costs. Accordingly, the prior period has been presented here based on the current calculation, which differs from what was previously reported for such period. This modification was made to reflect what management believes is a more appropriate calculation in light of recently completed debt refinancings.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED ATTRIBUTABLE TO COMMON STOCKHOLDERS AND OP UNITS OUTSTANDING – DILUTED

The following is a reconciliation of FFO and FFO, as adjusted (attributable to common stockholders), to FFO and FFO, as adjusted (attributable to common stockholders and OP Unit holders), for each of the periods presented below:

	Three Months Ended March 31 (Unaudited)
	2024	2023
FFO (attributable to common stockholders and OP unit holders) Calculation:
FFO (attributable to common stockholders)	$7,546,504	$12,227,344
Net income (loss) attributable to the noncontrolling interests in our Operating Partnership	(208,869)	232,943
Adjustment for noncontrolling interests in our Operating Partnership (1)	1,652,942	1,788,059
FFO (attributable to common stockholders and OP unit holders)	$8,990,577	$14,248,346
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:
FFO, as adjusted (attributable to common stockholders)	$9,407,458	$13,443,054
Net income (loss) attributable to the noncontrolling interests in our Operating Partnership	(208,869)	232,943
Adjustment for noncontrolling interests in our Operating Partnership (1)	1,905,700	1,947,651
FFO, as adjusted (attributable to common stockholders and OP unit holders) (3)	$11,104,289	$15,623,648

Weighted average Class A & T shares outstanding – basic	96,831,903	96,820,723
Weighted average OP units outstanding	13,127,843	12,773,507
Weighted average other dilutive securities	337,948	414,660
Weighted average shares & OP units outstanding – diluted(2)	110,297,694	110,008,890
FFO, as adjusted per share & OP unit outstanding – diluted	$0.10	$0.14

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests.

(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units), and is calculated using the two-class, treasury stock or if-converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted.

(3) Our calculation of FFO, as adjusted was modified in the period ended March 31, 2024, to add back the amortization of debt issuance costs. Accordingly, the prior period has been presented here based on the current calculation, which differs from what was previously reported for such period. This modification was made to reflect what management believes is a more appropriate calculation in light of recently completed debt refinancings.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - three months ended March 31, 2024 and 2023

The following table sets forth operating data for SmartStop’s same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2023, excluding four other properties) for the three months ended March 31, 2024 and 2023. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Revenue (1)	$49,456,951	$50,302,951	(1.7)%	$1,260,115	$1,235,064	N/M	$50,717,066	$51,538,015	(1.6)%
Property operating expenses (2)	16,419,540	15,866,265	3.5%	870,415	609,062	N/M	17,289,955	16,475,327	4.9%
Net operating income	$33,037,411	$34,436,686	(4.1)%	$389,700	$626,002	N/M	$33,427,111	$35,062,688	(4.7)%
Number of facilities	149	149		5	4		154	153
Rentable square feet (3)	11,457,035	11,440,030		432,800	354,700		11,889,835	11,794,730
Average physical occupancy (4)	92.5%	92.9%	(0.4)%	N/M	N/M	N/M	91.9%	92.6%	(0.8)%
Annualized rent per occupied square foot (5)	19.49	19.67	(0.9)%	N/M	N/M	N/M	19.39	19.64	(1.2)%

N/M Not meaningful

(1) Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, Tenant Protection Program related expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 1,017,000 square feet as of March 31, 2024 and 2023. On a same-store basis, for the same periods, parking represented approximately 989,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop's same-store revenue decreased by approximately $0.8 million, or approximately 1.7%, for the three months ended March 31, 2024 compared to the three months ended March 31, 2023 due to lower annualized rent per occupied square foot of approximately 0.9%, as well as an approximately 0.4% decrease in average occupancy. The increase in property operating expenses is primarily attributable to compensation related expenses, property insurance, and repairs and maintenance.

The following table presents a reconciliation of net income as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Three Months Ended March 31,
	2024	2023
Net income (loss)	$(1,639,513)	$2,032,600
Adjusted to exclude:
Tenant Protection Program revenue(1)	(1,944,709)	(1,929,505)
Tenant Protection Program related expense	100,000	58,125
Managed REIT Platform revenue	(2,734,207)	(2,276,535)
Managed REIT Platform expenses	851,187	549,936
General and administrative	7,426,164	6,536,626
Depreciation	13,584,398	13,272,271
Intangible amortization expense	73,065	1,919,705
Acquisition expenses	70,876	31,190
Interest expense	16,553,242	14,703,897
Other, net	(507,515)	(750,978)
Earnings from our equity method investments in the JV Properties	329,092	405,111
Earnings from our equity method investments in Managed REITs	451,562	233,025
Loss on debt extinguishment	471,166	—
Income Tax	342,303	277,220
Total net operating income	$33,427,111	$35,062,688

(1) Included within ancillary operating revenue within our consolidated statements of operations, approximately $1.9 million and $1.9 million of Tenant Protection Program revenue was earned at same store facilities during the three months ended March 31, 2024 and 2023, respectively, with the remaining approximately $0.1 million and $0.1 million earned at non same-store facilities during the three months ended March 31, 2024 and 2023, respectively.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO"), is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the white paper on FFO approved by the board of governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, amortization of debt issuance costs, gains or losses from extinguishment of debt, adjustments of deferred tax assets and liabilities, realized and unrealized gains/losses on foreign exchange transactions, gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, and other select non-recurring income or expense items which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of our performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

This press release, our Form 10-Q for the three months ended March 31, 2024, a financial supplement, and additional information about SmartStop are available on our website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop Self Storage REIT, Inc. (“SmartStop”) is a self-managed REIT with a fully integrated operations team of approximately 500 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs. As of May 14, 2024, SmartStop has an owned or managed portfolio of 196 operating properties in 22 states and Canada, comprising approximately 138,000 units and 15.6 million rentable square feet. SmartStop and its affiliates own or manage 34 operating self-storage properties in Canada, which total approximately 29,800 units and 3.1 million rentable square feet.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) disruptions in the economy, including debt and banking markets and foreign currency changes; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) whether we will be successful in the pursuit of our business plan; (iv) whether we will succeed in our investment objectives; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; (vii) difficulties in our ability to attract and retain qualified personnel and management; or (viii) the effect of competition at our self storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof.

Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.